Exhibit 99.1

WebMediaBrands Inc. Reports Results
For Its Third Quarter Ended September 30, 2010;
Revenue Increases 32%; Job Board Increases 83%

(New York, NY – November 3, 2010) -- WebMediaBrands Inc. (Nasdaq: WEBM) today reported results for the quarter ended September 30, 2010.

Revenues for the third quarter of 2010 were $1.9 million compared to revenues of $1.5 million for the same period in 2009, an increase of 32%.  Revenues from job board postings and online advertising sales were up 83% and 25%, respectively, compared to the same period last year. Operating expenses, excluding impairment, for the third quarter of 2010 were $3.2 million compared to $3.7 million for the same period last year.  Loss from continuing operations was $1.7 million during the third quarter of 2010 compared to $3.8 million during the same period in 2009. Loss from continuing operations during the third quarter of 2010 included an impairment charge of $319,000 related to the write-down of the Company’s building and land in Peoria, Illinois. In October 2010, WebMediaBrands entered into an agreement to sell the property for $1.8 million and the Company expects the transaction to close during the fourth quarter of 2010.

“Our third quarter demonstrated significant year-over-year growth in revenues and reductions in operating expenses,” stated Alan M. Meckler, Chairman and CEO of WebMediaBrands. “We are excited by the growth of our business and our new product offerings. We continue to develop and acquire blogs and other properties dealing with social media, traditional media and other related topics. We expect these investments to continue to show positive results in future quarters,” added Meckler.

During the third quarter, WebMediaBrands announced the acquisition of the Semantic Technology Conference (SemTech) and related SemanticUniverse blog, the launch of its SportsNewser blog and the launch of its SocialTimes Pro research service. WebMediaBrands also recently announced the launch of CreativePro, a new online training program for advertising and design professionals.

In November 2009, WebMediaBrands completed the sale of the assets related to its Internet.com business to QuinStreet, Inc.  Prior year financial results have been presented to include WebMediaBrands’s Internet.com business as a discontinued operation for the periods presented.

In February 2009, WebMediaBrands completed the sale of its online images business to Getty Images, Inc.  Prior year financial results have been presented to reflect WebMediaBrands’s online images segment as a discontinued operation for the periods presented.

WebMediaBrands Inc. 3rd Quarter 2010 Financial Results Conference Call Alert

WebMediaBrands Inc. invites you to participate in its conference call reviewing 2010 third quarter results on Wednesday, November 3, 2010 at 5:00 pm EDT.

The conference call number is 877-675-4753 for domestic participants and 719-325-4926 for international participants; confirmation code “3856984.”  Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Monday, November 8, 2010. Replay call numbers are 888-203-1112 for domestic participants and 719-457-0820 for international participants; confirmation code “3856984.”

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Operations
For the Three and Nine Months Ended September 30, 2009 and 2010
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Revenues	$1,473	$1,943	$4,444	$6,300

Cost of revenues	941	1,307	3,101	4,005
Advertising, promotion and selling	369	399	1,350	1,423
General and administrative	2,178	1,277	9,582	4,290
Depreciation	173	104	515	350
Amortization	62	102	230	134
Impairment	—	319	662	319
Restructuring charge	—	—	875	—
Total operating expenses	3,723	3,508	16,315	10,521

Operating loss from continuing operations	(2,250)	(1,565)	(11,871)	(4,221)
Other income, net	42	25	216	64
Interest income	3	14	161	227
Interest expense	(182)	(194)	(1,674)	(627)
Loss on extinguishment of debt	—	—	(2,119)	—
Loss on fair value of interest rate swap	—	—	(6,732)	—
Loss from continuing operations before income taxes	(2,387)	(1,720)	(22,019)	(4,557)
Provision (benefit) for income taxes	1,367	—	(1,484)	20
Loss from continuing operations	(3,754)	(1,720)	(20,535)	(4,577)
Loss from discontinued operations, net of tax	(850)	—	(968)	—
Gain (loss) on sale of discontinued operations	(41)	7	6,976	(22)
Net loss	$(4,645)	$(1,713)	$(14,527)	$(4,599)

Income (loss) per share:
Basic
Loss from continuing operations	$(0.10)	$(0.05)	$(0.56)	$(0.12)
Income (loss) from discontinued operations	(0.03)	—	0.16	—
Net loss	$(0.13)	$(0.05)	$(0.40)	$(0.12)

Diluted
Loss from continuing operations	$(0.10)	$(0.05)	$(0.56)	$(0.12)
Income (loss) from discontinued operations	(0.03)	—	0.16	—
Net loss	$(0.13)	$(0.05)	$(0.40)	$(0.12)

Shares used in computing income (loss) per share:
Basic	36,813	37,650	36,377	37,444
Diluted	36,813	37,650	36,377	37,444

WebMediaBrands Inc.
Consolidated Condensed Balance Sheets
 December 31, 2009 and September 30, 2010
 (in thousands, except share and per share amounts)

	December 31, 2009	September 30, 2010
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,012	$11,310
Accounts receivable, net of allowances of $90 and $71, respectively	500	465
Income taxes receivable	2,379	443
Prepaid expenses and other current assets	500	462
Total current assets	18,391	12,680

Property and equipment, net of accumulated depreciation of $1,800 and $1,511, respectively	1,086	795
Intangible assets, net	990	1,485
Goodwill	9,495	10,389
Investments and other assets	1,051	1,033
Assets held for sale	2,000	1,681
Total assets	$33,013	$28,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$566	$345
Accrued payroll and related expenses	811	546
Accrued expenses and other current liabilities	2,516	1,944
Deferred revenues	955	1,364
Total current liabilities	4,848	4,199

Loan from related party	6,197	5,997
Deferred revenues	92	19
Deferred income taxes	1,122	1,308
Other long-term liabilities	586	645
Total liabilities	12,845	12,168

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 37,060,723 and 37,718,201 shares issued at December 31, 2009 and September 30, 2010, respectively	371	377
Additional paid-in capital	280,556	280,890
Accumulated deficit	(260,680)	(265,279)
Treasury stock, 65,000 shares, at cost	(106)	(106)
Accumulated other comprehensive income	27	13
Total stockholders’ equity	20,168	15,895
Total liabilities and stockholders’ equity	$33,013	$28,063

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2009 and 2010 (in thousands)

	Nine Months Ended September 30,
	2009	2010
Cash flows from operating activities:
Net loss	$(14,527)	$(4,599)
Less: Loss from discontinued operations, net of tax	(968)	—
Less: Gain (loss) on sale of discontinued operations	6,976	(22)
Loss from continuing operations	(20,535)	(4,577)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities:
Loss on fair value of swap	6,732	—
Impairment	662	319
Depreciation and amortization	745	484
Stock-based compensation	1,906	118
Other income, net	(150)	10
Amortization of debt issue costs	11	53
Loss on extinguishment of debt	2,119	—
Deferred income taxes	(2,561)	3
Excess tax benefit from stock-based compensation	(3,226)	—
Changes in assets and liabilities (net of businesses acquired):
Accounts receivable, net	34	34
Prepaid expenses and other assets	3,586	11
Income taxes receivable	960	1,936
Accounts payable, accrued expenses and other liabilities	(2,420)	(1,130)
Deferred revenues	(125)	336
Discontinued operations	1,547	(22)
Net cash used in operating activities	(10,715)	(2,425)
Cash flows from investing activities:
Purchases of property and equipment	(233)	(66)
Acquisitions of businesses, assets and other	(1,593)	(1,200)
Proceeds from sale of discontinued operations	91,205	—
Discontinued operations	(560)	—
Net cash provided by (used in) investing activities	88,819	(1,266)
Cash flows from financing activities:
Borrowings from related party	7,197	—
Settlement of interest rate swap	(6,732)	—
Debt issuance costs	(384)	(9)
Repayment of borrowings from related party	—	(200)
Repayment of borrowings under credit facilities	(81,213)	—
Excess tax benefit from stock-based compensation	3,226	—
Proceeds from exercise of stock options	246	213
Net cash provided by (used in) financing activities	(77,660)	4
Effect of exchange rates on cash	(65)	(15)
Net increase (decrease) in cash and cash equivalents	379	(3,702)
Cash and cash equivalents, beginning of year	3,755	15,012
Cash and cash equivalents, end of year	$4,134	$11,310

About WebMediaBrands Inc.

WebMediaBrands Inc. is an Internet media company that provides content, education, trade shows and online job board services to media and business professionals. The Company’s online business includes: (i) mediabistro.com, a leading blog network providing content, career and educational resources about major media markets and industry verticals including new media, social media, TV news, advertising, public relations, publishing, design and mobile; (ii) SemanticWeb.com, providing industry leading content on Semantic Web technology; and (iii) e-commerce websites including FreelanceConnect.com and StockLogos.com. The Company’s trade show and educational offerings include conferences, online and in-person courses and video subscription libraries on topics covered by the Company’s online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: the risk of illiquidity if our stock is delisted; general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands contact:

Amanda Barrett
Director of Marketing
212-547-7879
press@webmediabrands.com